STOCK PURCHASE AGREEMENT

                              Among

                 SUPERIOR ENERGY SERVICES, INC.,


                        PHILLIP D. JAUDON

                               and

                           AL J. SHIYOU





                  Dated as of September 30, 1997






                        TABLE OF CONTENTS



ARTICLE 1 1
     SALE AND PURCHASE OF SHARES; CLOSING 1
     Section 1.1 Sale of Shares 1
     Section 1.2 Purchase Price 1
     Section 1.3 Closing 1
     Section 1.4 Deliveries at Closing 2

ARTICLE 2 2
     REPRESENTATIONS AND WARRANTIES OF SELLERS 2
     Section 2.1 Ownership 2
     Section 2.2 Authority; Enforceability 2
     Section 2.3 Organization; Qualification; Subsidiaries 2
     Section 2.4 Capital Stock 3
     Section 2.5 No Conflict 3
     Section 2.6 Consent 3
     Section 2.7 Legal Proceedings 3
     Section 2.8 Charter and By-laws 3
     Section 2.9 Financial Statements 4
     Section 2.10 Accounts Receivable 4
     Section 2.11 Absence of Certain Changes 4
     Section 2.12 Suppliers and Customers 6
     Section 2.13 Properties 6
     Section 2.14 Permits; Compliance with Laws 6
     Section 2.15 Material Contracts 6
     Section 2.16 Litigation 7
     Section 2.17 Environmental Matters 7
     Section 2.18 ERISA and Related Matters. 7
     Section 2.19 Taxes. 9
     Section 2.20 Transactions with Certain Persons 11
     Section 2.21 Intellectual Property 12
     Section 2.22 Insurance 12
     Section 2.23 Safety and Health 12
     Section 2.24 Bank Accounts; Powers of Attorney 12
     Section 2.25 Compensation Agreements 12
     Section 2.26 Director and Officer Indemnification 13
     Section 2.27 Documents and Written Materials 13
     Section 2.28 Effectiveness  of  Representations  and
          Warranties 13

ARTICLE 3REPRESENTATIONS AND WARRANTIES OF SESI 13
     Section 3.1 Organization 13
     Section 3.2 Authority; Enforceability 13
     Section 3.3 Consents and Approvals; Conflicts 13
     Section 3.4 Effectiveness   of  Representations  and
                  Warranties 14

ARTICLE 4 14
     PRE-CLOSING COVENANTS 14
     Section 4.1 Legal Requirements 14
     Section 4.2 Access to Properties and Records 14
     Section 4.3 Conduct of Business 15
     Section 4.4 Public Statements 15
     Section 4.5 No Solicitation 15
     Section 4.6 Update Information 15

ARTICLE 5 15
     CLOSING CONDITIONS 15
     Section 5.1 Conditions Applicable to all Parties 15
     Section 5.2 Conditions to Obligations of SESI 16
     Section 5.3 Conditions to Obligations of Sellers 16

ARTICLE 6 17
     TERMINATION AND AMENDMENT 17
     Section 6.1 Termination 17
     Section 6.2 Effect of Termination 17
     Section 6.3 Amendment 17
     Section 6.4 Extension; Waiver 17

ARTICLE 7 18
     INDEMNIFICATION; REMEDIES 18
     Section 7.1 Indemnification by Sellers 18
     Section 7.2 Indemnification by SESI 18
     Section 7.3 Notice and Defense of Third Party Claims 19

ARTICLE 8 19
     DEFINED TERMS 19
     Section 8.1 Definitions 19

ARTICLE 9 22
     MISCELLANEOUS 22
     Section 9.1 Bonus Pool 22
     Section 9.2 Confidentiality 22
     Section 9.3 Survival of Representations, Warranties and
                  Agreements 22
     Section 9.4 Notices 22
     Section 9.5 Headings; Gender 23
     Section 9.6 Entire   Agreement;  No   Third   Party
                  Beneficiaries 23
     Section 9.7 Governing Law 23
     Section 9.8 Assignment 23
     Section 9.9 Severability 23
     Section 9.10 Counterparts 24

Exhibits

A   - Form of Employment Agreement
B   - Form of Promissory Note
C   - Form of Disclosure Schedule

                               -i-

                     STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT,  dated  as  of September
30, 1997 (this "Agreement"), is among Superior Energy Services, Inc., a Delaware corporation ("SESI" or "Buyer"), Phillip D. Jaudon and Al J. Shiyou (collectively, "Sellers").

                       W I T N E S S E T H:

     WHEREAS,  Sellers  are  the  owners  of   all   of  the
outstanding shares of common stock, no par value, of Fastorq, Inc., a Louisiana corporation ("Fastorq"); and

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to buy from Sellers, all of the outstanding shares of common stock of Fastorq that are owned by Sellers for the purchase price and subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, in addition to the other defined terms used herein, as used in this Agreement, certain terms are defined in Article 8;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, Sellers and Buyer agree as follows:


                            ARTICLE 1
               SALE AND PURCHASE OF SHARES; CLOSING

     Section 1.11834 Sale of Shares. Subject to the terms and conditions herein stated, at the Closing Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Shares, free and clear of all Liens, restrictions, and claims of every kind.

     Section 2.11834 Purchase Price. In consideration of its purchase of the Shares, Buyer shall at the Closing (a) pay to Sellers the sum of $4,810,000 by check ($3,607,500 to Mr. Jaudon and $1,202,500 to Mr. Shiyou) and (b) execute and deliver to the Sellers the Notes in the form attached hereto as Exhibit "B" providing for maximum payouts thereunder of $2,590,000, plus accrued interest (Notes providing for maximum payouts of $1,942,500 and $647,500 to Messrs. Jaudon and Shiyou, respectively).

     Section  3.11834  Closing.  Subject  to satisfaction or
waiver of the conditions specified in Article 5 hereof, the Closing shall take place at such place and time as Buyer and Sellers may agree.

     Section  4.11834 Deliveries at Closing. At the  Closing
(a) Buyer shall pay or deliver to Sellers the cash payment and the Notes specified in Section 1.2, (b) Sellers shall deliver to Buyer certificates representing the Shares duly endorsed to SESI, which shall transfer to SESI good and marketable title to the Shares free and clear of all Liens, restrictions, and claims of every kind and (c) Sellers and Buyer shall each (i) provide to the other such certificates, agreements and instruments as are required to be delivered under Article 5, (ii) provide to the other proof or indication of the satisfaction or waiver of the conditions set forth in Article 5, and (iii) take such other action as is required to consummate the transactions contemplated by this Agreement.


                            ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of the representations and warranties set forth herein shall be separate and independent, and, except as expressly provided herein, shall not be limited by reference to any other representation or warranty or anything else in this Agreement. Except as set forth in the Disclosure
Schedule that is attached hereto and that is numbered to correspond to the applicable representation or warranty, Sellers represent and warrant to Buyer as follows:

     Section 1.11834 Ownership. Sellers are, and at the Closing Date will be, the sole record and beneficial owners of the number of shares of the Shares, which are represented by the certificates bearing the numbers, shown opposite their names in the Disclosure Schedule. Sellers have and at the Closing Date will have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to SESI in accordance with the terms of this Agreement will transfer good and marketable title to the Shares to SESI free and clear of all Liens, restrictions, and claims of every kind.

     Section 2.11834 Authority; Enforceability. Sellers have full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sellers and constitutes, and each other agreement, instrument or documents executed or to be executed by Sellers in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Sellers and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 3.11834 Organization; Qualification; Subsidiaries. Fastorq is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, having all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve Fastorq are pending. Fastorq is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing. Fastorq has no subsidiaries or equity interests in any other Person.

     Section 4.11834 Capital Stock. The authorized capital stock of Fastorq consists exclusively of 100 shares of common stock, without par value, of which 100 shares are issued. All of such issued shares have been validly issued and are fully paid. There are no existing options, warrants, calls, commitments or other agreements or rights with respect to the capital stock of Fastorq, and there are no convertible or exchangeable securities of Fastorq outstanding which, upon conversion or exchange, would require the issuance of any shares of capital stock or other securities of Fastorq.

     Section 5.11834 No Conflict. Neither the execution and the delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares or any of Fastorq's properties or assets under any of the terms, conditions or provisions of Fastorq's Articles of Incorporation or By-laws or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Fastorq or any of its assets are bound, or (e) violate any Applicable Law binding upon Sellers or Fastorq or any of its assets.

     Section 6.11834 Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by Sellers or Fastorq in connection with the execution, delivery or performance by Sellers of this Agreement or the consummation by them of the transactions contemplated hereby.

     Section 7.11834 Legal Proceedings. There are no Proceedings pending or, to the knowledge of Sellers, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with the execution, delivery
or  performance  of  this   Agreement  or  the  transactions
contemplated hereby.

     Section 8.11834 Charter and By-laws. Sellers have made available to SESI accurate and complete copies of (a) the Articles of Incorporation and By-laws of Fastorq, (b) the stock records of Fastorq and (c) the minutes of all meetings of the Board of Directors of Fastorq, any committees of such board and the shareholders of Fastorq (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of Fastorq and all actions taken by the Board of Directors, committees and shareholders. Fastorq is not in violation of any provision of its Articles of Incorporation or By-laws.

     Section 9.11834 Financial Statements. The Disclosure Schedule contains true and complete copies of the Financial Statements. The Financial Statements have been prepared from the books and records of Fastorq on the cash basis and are complete, correct and in accordance with the books of account and records of Fastorq. Fastorq has not since July 31, 1997 incurred any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected in the Financial Statements, (ii) current liabilities which have arisen since the date of the Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement) and (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract).

     Section 10.11834 Accounts Receivable. All of the accounts receivable of Fastorq have arisen only from bona fide transactions in the ordinary course of business and represent valid obligations owing to Fastorq and have been accrued in accordance with generally accepted accounting principles. All such accounts receivable either have been collected in full or will be collectible in full within 120 days of when due, without any counterclaims, setoffs or other defenses and without provision for any allowance for uncollectible accounts in excess of any reserve provided for in the Financial Statements.

     Section 11.11834 Absence of Certain Changes. Since July 31, 1997 there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, cash flow, business or prospects of Fastorq. Fastorq has not since July 31, 1997:

          (1) made any material change in the conduct of its business and operations or failed to operate its business so as to preserve its business organization intact and to preserve the good will of its customers, suppliers and others with whom it has significant business relations;

          (2) entered into any agreement or transaction not in the ordinary course of business;

          (3) incurred any obligation or liability, absolute or contingent, except trade or business obligations incurred in the ordinary course of business or sales, income, franchise, or ad valorem taxes accruing or becoming payable in the ordinary course of business;

          (4)  declared   or  paid  any  dividend  or  other
distribution with respect to any of its capital stock or purchased any of its capital stock;

          (5) acquired or disposed of any assets material to its business or operations;

          (6)  subjected any of its assets to any Lien;

          (7) increased the rate of compensation (including bonuses, contingent severance payments, retirement, profit sharing, benefit or similar payments) payable or to become payable to any of its officers or directors;

          (8)  adopted   any   employee   welfare,  pension,
retirement, profit sharing or similar plan or made any material addition to or modification of existing plans;

          (9)  experienced  any   labor   trouble   or   any
controversy or unsettled grievance involving any personnel;

          (10) terminated   or   received   notice   of  the
termination of any contract, commitment or transaction that is material to it, or waived any right of material value to it;

          (11) made any material change in any accounting principle, procedure or practice followed by it;

          (12) issued any stock or merged or consolidated with any other business or agreed to do so;

          (13) made any capital expenditure or entered into any Lease;

          (14) borrowed any money or guaranteed or assumed any indebtedness of others;

          (15) suffered any extraordinary losses or any material damage, destruction or casualty with respect to its assets, or experienced any events, conditions, losses or casualties which have resulted in or might result in claims under its insurance policies of an aggregate of $5,000 or more;

          (16) loaned any money to any Person;

          (17) defaulted  under  any note,  loan,  mortgage,
guarantee  or  other  instrument  of  indebtedness   or  any
Material Contract;

          (18) received any notification, warning or inquiry from or given any notification to or had any communication with any Governmental Entity, with respect to any proposed remedial action for any violation or alleged or possible violation of any law, rule, regulation or order relating to or affecting its business, nor are any facts known to Fastorq that may reasonably be expected to give rise to any such notification, warning or inquiry;

          (19) transferred any asset, right or interest to, or entered into any transaction with Sellers or any of their Affiliates;

          (20) amended its Articles of Incorporation or By-laws;

          (21) received written notice or had knowledge or reason to believe that any substantial customer of Fastorq has terminated or intends to terminate its relationship with Fastorq;

          (22) waived any right in connection with any aspect of its business that could have a material effect on the business of Fastorq; or

          (23) made any agreement or commitment to do any of the foregoing.

     Section 12.23 Suppliers and Customers. To the knowledge of Sellers, (a) no supplier providing products, materials or services to Fastorq intends to cease selling such products, materials or services to Fastorq or to limit or reduce such sales to Fastorq or materially alter the terms or conditions of such sales and (b) no customer of Fastorq intends to terminate, limit or reduce its or their business relations with Fastorq.

     Section 13.23 Properties.

          (1) The Disclosure Schedule sets forth all of the real property owned by Fastorq. Fastorq has never owned any real property other than as described in the Disclosure Schedule. Fastorq has good title to all material properties and assets reflected in the Disclosure Schedule, free and clear of any Liens.

          (2) The Disclosure Schedule sets forth a complete and correct list of all Leases, all of which are valid and enforceable and in full force and effect. Complete and correct copies of each Lease have been made available to SESI. Fastorq is in full compliance with and has not received a notice of default under any Lease and is not involved in any dispute under any Lease, the effect of which would have a material adverse effect on the business, assets or financial condition of Fastorq.

          (3) Except as described in the Disclosure Schedule, there are no developments affecting any of
Fastorq's owned or leased properties or assets pending or threatened which could materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

     Section 14.3 Permits; Compliance with Laws. Fastorq (a) has all necessary permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, and (b) has conducted its business in substantial compliance with and is in substantial compliance with all applicable laws, regulations, orders, permits, judgments, ordinances or decrees of any Governmental Entity.

     Section   15.3   Material   Contracts.  The  Disclosure
Schedule lists and describes all Material Contracts. A complete and correct copy of each Material Contract has been furnished to or made available to SESI. Each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by equitable principles. Fastorq and each other party to each Material Contract are in compliance in all material respects with the provisions of such Material Contract.

     Section 16.3 Litigation. There are no Proceedings pending or threatened against Fastorq and, to the knowledge of Sellers, there have been no events and there are no facts or circumstances that could result in any Proceedings.

     Section 17.3 Environmental Matters. Fastorq is not in violation of any Applicable Law relating to the environment and is not a party to any proposed removal, response or remedial action. Fastorq has not received any written notice with respect to the business, the leased or owned properties, or the use by third parties of the assets of Fastorq that (i) any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence, (ii) any release of any hazardous substances, pollutant or contaminant into the environment by Fastorq has occurred or (iii) any exposure of any person or property to any hazardous substance, pollutant or contaminant has occurred. The properties currently and previously leased or owned by Fastorq are not and have never been on or associated with any "national priorities" list or any equivalent state list or any federal or state "superlien" list. Fastorq has made available to SESI all internal and external environmental audits and studies relating to the leased or owned properties of Fastorq and all correspondence on substantial environmental matters relating to the leased or owned properties of Fastorq in the possession of Fastorq.

     Section 18.3 ERISA and Related Matters.

          (1) The Disclosure Schedule lists each Employee Plan that Fastorq maintains, administers, contributes to, or has any contingent liability with respect thereto. Sellers have provided a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years (including a written description of any oral communications); and
(iii) the most recent Internal Revenue Services determination letter with respect to each Employee Plan and the most recent application for a determination letter.

          (2) The Disclosure Schedule identifies each Benefit Arrangement that Fastorq maintains, or administers. Except as set forth in the Disclosure Schedule, Fastorq has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. Sellers have furnished to SESI copies or descriptions of each Benefit Arrangement. To the knowledge of Sellers, each
Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (3) Fastorq does not maintain and has never maintained an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (4) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Fastorq has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (5) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the knowledge of Sellers, no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the knowledge of Sellers, each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (6) To the knowledge of Sellers, full payment has been made of all amounts which Fastorq is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

          (7)  To the knowledge of  Sellers, neither Fastorq
nor any of its shareholders, directors, officers or employers has engaged in any transaction with respect to an Employee Plan that could subject Fastorq to a tax, penalty or liability for a prohibited transaction, as defined in
Section 406 of ERISA or Section 4975 of the Code.

          (8) To the knowledge of Sellers, Fastorq has no current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees. No health, medical, death or survivor benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of Fastorq or a dependent thereof.

          (9)  There  is  no  litigation, administrative  or
arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to Fastorq, any employees or directors of Fastorq, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

          (10) No employee or former employee of Fastorq will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby.

          (11) Fastorq is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
Section 280G of the Code (i.e., a golden parachute).

     Section 19.11 Taxes.

          (1) All Returns required to be filed by or on behalf of Fastorq have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true and complete. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and, to the knowledge of Sellers, no other Taxes are payable by Fastorq with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).

          (2) Fastorq has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (3) There are no Liens on any of the assets of Fastorq with respect to Taxes other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (4) Sellers have furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of Fastorq for all periods beginning on or after January 1, 1994, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by Fastorq or on Fastorq's behalf relating to Taxes.

          (5)  Except   as   disclosed   on  the  Disclosure
Schedule  or in documents provided to or made  available  to
SESI:

               (1) The Returns of Fastorq have never been audited by a governmental or taxing authority, nor is any such audit in process, pending or, to the knowledge of Sellers, threatened (formally or informally).

               (2) No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Fastorq, and there is no basis for the assertion of any deficiency of Taxes of Fastorq. No notice (either formally or informally) has been received by Fastorq that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (3) Fastorq is not a party to any pending action or proceeding for assessment or collection of Taxes, nor, to the knowledge of Sellers, has such action or proceeding been asserted or threatened (either formally or informally) against Fastorq or any of Fastorq's assets.

               (4) Except as reflected in the Returns or as disclosed on the Disclosure Schedule, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Fastorq.

               (5)  There  are  no  requests   for  rulings,
subpoenas or requests for information pending with respect to Fastorq.

               (6) No power of attorney has been granted by Fastorq, with respect to any matter relating to Taxes.

               (7) The amount of liability for unpaid Taxes of Fastorq for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the balance sheets of Fastorq as of the Closing Date.

          (6)  Except  as  disclosed   on   the   Disclosure
Schedule, or as described in documents furnished to or made available to SESI:

               (1) Fastorq has not made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

               (2) Fastorq has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (3) Fastorq has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code.

               (4) No consent under Section 341(f) of the Code has been filed with respect to Fastorq.

               (5) Fastorq has not agreed, nor is Fastorq required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

               (6) Fastorq has not disposed of any property that has been accounted for under the installment method.

               (7) Fastorq is not a party to any interest rate swap, currency swap or similar transaction.

               (8)  Fastorq  is not  a  United  States  real
property holding corporation within   the meaning of Section
897(c)(2) of the Code and SESI is not required to withhold tax on the acquisition of the stock of Fastorq.

               (9) Fastorq has not participated in any international boycott as defined in Code Section 999.

               (10) Fastorq is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

               (11) Fastorq   has   not   made  any  of  the
foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (12) Fastorq does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

               (13) The transactions contemplated herein are not subject to the tax withholding provisions of Section
3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (7) Set forth in the Disclosure Schedule or in documents furnished or made available to SESI is accurate and complete information with respect to each of the following for all tax periods beginning on or after January 1, 1994:

               (1) Any tax elections in effect with respect to Fastorq;

               (2) Any net operating loss carry overs of Fastorq; and

               (3)  Any tax credit carry overs of Fastorq.

     Section 20.7 Transactions with Certain Persons. Except for employment relationships in the ordinary course of business, no employee of Fastorq or any of the employees' Affiliates is presently a party to any transaction with Fastorq, including without limitation any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such person or from any of their Affiliates.

     Section 21.7 Intellectual Property. Fastorq either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Fastorq. There are no limitations contained in any such agreements which will alter any such rights, breach any such agreement or any third-party vendor, or require payments of additional sums thereunder. Fastorq is in compliance with all such licenses and agreements and there are no pending or, to the knowledge of Sellers, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Fastorq to use, copy, modify or distribute the same.

     Section 22.7 Insurance. SESI has been provided copies of or access to all insurance policies or binders which relate to Fastorq's business. All premiums due under such policies and binders have been paid and all such policies and binders are in full force and effect and no notice of cancellation or nonrenewal of any such policy or binder has been received by Fastorq and no notice of disallowance of any claim under any insurance policy or binder, whether or not currently in effect, has been received by Fastorq. Fastorq has no liability for or exposure to any premium expense for expired policies and there are no current claims by Fastorq under any such policy or binder as to which coverage has been questioned, denied or disputed by the underwriters of such policies, nor are there any insured losses for which claims have not been made.

     Section 23.7 Safety and Health. The property and assets of Fastorq have been and are being operated in compliance with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act and the regulations promulgated pursuant thereto. Fastorq has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the knowledge of Sellers, no such investigation or inquiry is planned or threatened.

     Section 24.7 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth with respect to each bank account or cash account maintained by Fastorq at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

     Section 25.7 Compensation Agreements. The Disclosure Schedule lists all written employment, commission, bonus or other compensation and consulting agreements to which Fastorq is a party. Except as set forth on the Disclosure Schedule, Fastorq is not a party to any written or oral employment, commission, bonus or other compensation or consulting agreement which Fastorq may not terminate without any payment or penalty, at will, with or without cause, except to the extent that employment at will may be limited by Applicable Law.

     Section 26.7 Director and Officer Indemnification. The directors and officers of Fastorq are not entitled to indemnification by Fastorq, except to the extent that indemnification rights are provided for generally in Louisiana and there are no pending claims for indemnification by any director or officer of Fastorq.

     Section 27.7 Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Disclosure Schedule have been furnished or made available to SESI in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without SESI's prior written consent.

     Section 28.7 Effectiveness of Representations and Warranties. All of the representations and warranties of Sellers in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by Sellers on and as of the Closing Date.


                            ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF SESI

     SESI   represents  and  warrants  to  and  agrees  with
Sellers as follows:

     Section 1.7 Organization. SESI is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     Section 2.7 Authority; Enforceability. SESI has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SESI and no other corporate proceedings on the part of SESI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by SESI and constitutes a valid and binding obligation of SESI, enforceable against SESI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section  3.7  Consents  and  Approvals;  Conflicts.  No
filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by SESI of this Agreement or the consummation by SESI of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by SESI, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Certificate of Incorporation or By-laws of SESI; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, or any license or agreement binding on SESI or to which SESI is subject or a party, or constitute a default thereunder, or result in the creation of any Lien upon any of the assets of SESI, except for any such conflict, breach, termination, acceleration, default or Lien which would not have a material adverse effect on (a) the business, assets or financial condition of SESI or (b) SESI's ability to consummate any of the transactions contemplated hereby.

     Section 4.7 Effectiveness of Representations and Warranties. All of the representations and warranties of SESI in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by SESI on and as of the Closing Date.


                            ARTICLE 4
                      PRE-CLOSING COVENANTS

     Section 1.7 Legal Requirements. Subject to the conditions set forth in Article 5 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Each of SESI and Sellers will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking or any action contemplated by this Agreement.

     Section 2.7 Access to Properties and Records. Until the Closing Date, Sellers shall cause Fastorq to allow SESI and its authorized representatives full access, during normal business hours and on reasonable notice, to all of Fastorq's properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow SESI a full opportunity to make such investigation and inspection as it desires of Fastorq's business and assets. Sellers shall further cause Fastorq to use its best efforts to cause the employees, counsel and regular independent certified public accountants of Fastorq to be available upon reasonable notice to answer questions of SESI's representatives concerning the business and affairs of Fastorq, and shall further use their best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of financial statements of Fastorq.

     Section 3.7 Conduct of Business. From and after the date of this Agreement and until the Closing Date Sellers shall cause Fastorq to conduct its business, in the ordinary course and consistently with past practice, except as expressly required or otherwise permitted by this Agreement, and shall not take or permit any action which would cause any of his representations made in this Agreement not to be true and correct on the Closing Date.

     Section 4.7 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other party, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws.

     Section 5.7 No Solicitation. Sellers will not prior to the Closing Date or the termination of this Agreement pursuant to Section 6.1, (nor will they permit any of their affiliates or any of Fastorq's officers, directors or agents
to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of Fastorq's business and properties or any Shares whether by merger, purchase of assets, purchase of stock or otherwise. Sellers will notify SESI promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.

     Section 6.7 Update Information. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that none of such disclosures
will  be  deemed  to  modify,  amend,   or   supplement  the
representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing.


                            ARTICLE 5
                        CLOSING CONDITIONS

     Section 1.7 Conditions Applicable to all Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing
Date:

          (1) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

          (2) Phillip D. Jaudon and Al J. Shiyou shall each enter into an Employment Agreement with Fastorq.

     Section 2.2 Conditions to Obligations of SESI. The obligations of SESI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by
SESI:

          (1) The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (2) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained. Sellers shall have used their best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

          (3) SESI shall have had a full opportunity to conduct inspections of the operating assets and books and records of Fastorq. Sellers shall have provided SESI certified copies of Fastorq's Articles of Incorporation and By-laws and certificates of existence and good standing, certified by the Secretary of State of the State of Louisiana.

          (4)  Any  and  all  changes made to the Disclosure
Schedule or to the representations and warranties of Sellers shall be satisfactory in all respects to SESI.

     Section 3.4 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by
Sellers:

          (1) The representations and warranties of SESI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (2) Sellers shall have received a certificate of a duly authorized officer of SESI, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying such other matters as Sellers shall reasonably request.


                            ARTICLE 6
                    TERMINATION AND AMENDMENT

     Section   1.2   Termination.   This  Agreement  may  be
terminated and may be abandoned at any time prior to the Closing Date:

          (1)  by mutual consent of SESI and Sellers;

          (2)  by  SESI  or  Sellers, as the case may be, if
(a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of either of the Sellers or on the part of SESI, as the case may be, which breach shall not have been cured prior to the earlier of (i) 10 days following notice of such breach and
(ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable; or

          (3) by SESI or Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before October 31, 1997; provided, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date.

     Section 2.3 Effect of Termination. In the event of a termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of SESI or Sellers, except (a) pursuant to the covenants and agreements contained in Section 9.1.

     Section 3.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     Section 4.3 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                            ARTICLE 7
                    INDEMNIFICATION; REMEDIES

     Section 1.3 Indemnification by Sellers. Except as otherwise expressly provided in this Article 7, Sellers shall jointly and severally defend, indemnify and hold harmless SESI and each of SESI's officers, directors, employees, Affiliates, successors and assigns (SESI and such persons, collectively, "SESI's Indemnified Persons"), and shall reimburse SESI's Indemnified Persons, for, from and against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by SESI's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Sellers in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not SESI's Indemnified Persons relied thereon or had knowledge thereof or (b) any breach or nonperformance of any covenant, agreement or other obligation of Sellers under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that, except for a knowing and intentional breach of any representation or warranty of Sellers in this Agreement (as to which there shall be no Minimum Amount), Sellers shall have no liability under
Section 7.1(a) unless and until the aggregate of all Losses resulting therefrom exceeds $10,000 (the "Sellers' Minimum Amount"), in which event Sellers shall be liable for all Losses in excess of Sellers' Minimum Amount. The indemnification rights provided in this Section 7.1 shall expire on September 30, 2002, unless the party seeking indemnification shall make its claim therefor on or before September 30, 2002.

     Section 2.3 Indemnification by SESI. Except as otherwise expressly provided in this Article 7, SESI shall defend, indemnify and hold harmless Sellers and each of Sellers' successors and assigns (Sellers and such persons, collectively, "Sellers' Indemnified Persons"), and shall reimburse Sellers' Indemnified Persons for, from and against all Losses, as defined in Section 7.1, imposed on or incurred by Sellers' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of:
(a) any inaccuracy in any representation or warranty of SESI in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect, whether or not Sellers' Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of SESI under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that SESI shall have no liability under this Section 7.2(b) unless and until the aggregate of all Losses exceeds $10,000 ("SESI Minimum Amount"), in which event SESI shall be liable for all Losses in excess of SESI's Minimum Amount. The indemnification rights provided in this Section 7.2 shall expire on September 30, 2002, unless the party seeking indemnification shall make its claim therefor on or before September 30, 2002.

     Section 3.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 7 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 7 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 7 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 7 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.


                            ARTICLE 8
                          DEFINED TERMS

     Section  1.3  Definitions.  In addition  to  the  other
defined terms used herein, as used  in  this  Agreement, the
following   terms   when   capitalized   have  the  meanings
indicated.

     "Affiliate"  shall  have the meaning ascribed  by  Rule
12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified
Person or its property is subject.

     "Agreement" shall mean this Stock Purchase Agreement, including the Exhibits hereto, all as amended or otherwise modified from time to time.

     "Benefit Arrangement" shall mean any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that is maintained, administered or contributed to by the employer and covers any employee or former employee of the employer.

     "Closing" means the consummation of the Purchase and the other transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs, but no later than October 31, 1997.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Disclosure   Schedule"   shall   mean  the  disclosure
schedules and other documents attached hereto as Exhibit "C" prepared by Sellers in accordance with the applicable provisions of this Agreement.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

     "Employment   Agreement"  shall  mean  the   Employment
Agreement in the form attached hereto as Exhibit "A".

     "ERISA" means the  Employee  Retirement Income Security
Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Financial Statements" shall mean, as the context may require, the unaudited balance sheet and related unaudited statements of income of Fastorq as of and for the fiscal year ended May 31, 1997 and the unaudited balance sheet and related unaudited statements of income and the related notes thereto of Fastorq as of and for the two months ended July 31, 1997.

     "Governmental Entity" shall  mean any court or tribunal
in   any  jurisdiction  or  any  public,   governmental   or
regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "Leases" shall mean any executory lease to which Fastorq is subject having future rental payments of more than $5,000 in the aggregate.

     "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Material Contract" means any executory contract, agreement or other understanding, whether or not reduced to writing, that is not cancelable within 30 days, to which Fastorq or its property is subject, which provides for future payments to another Person by Fastorq of more than $5,000 in the aggregate.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Notes" shall mean Non-Negotiable Promissory Notes in the form attached hereto as Exhibit "B".

     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Periods" shall mean all Tax periods ending at or before the Closing Date and, with respect to any Tax period that includes but does not end at the Closing Date, the portion of such period that ends at and includes the Closing Date.

     "Proceedings"   means  any  suit,  action,  proceeding,
dispute or claim before or investigation by any Governmental
Entity.

     "Purchase" shall mean the purchase by SESI of the Shares for the consideration specified in Section 2.2 of this Agreement.

     "Returns" means all returns, reports, estimates, declarations and statements of any nature relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     "Shares" shall mean all of the outstanding shares of common stock, no par value, of Fastorq.

     "Taxes" shall mean any federal, state, local or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).


                            ARTICLE 9
                          MISCELLANEOUS

     Section 1.3 Bonus Pool. SESI will cause Fastorq immediately following the Closing Date to establish an employee bonus pool for its employees for the 12 month period ending September 30, 1998, 1999 and 2000 in accordance with this Section 9.1. If Fastorq's Average EBITDA (as defined and calculated in accordance with the Note) exceeds $1,850,000, in any of these periods then a bonus pool of 20% of the amount over $1,850,000 will be established for that period for the benefit of Fastorq's employees to be allocated as determined by the Sellers. SESI will not, without the prior consent of the Sellers, cause a material change in the nature of the business conducted by Fastorq that could have an adverse effect on the ability to meet or exceed the minimum Average EBITDA threshold specified in the Note.

     Section 2.3 Confidentiality. Until the Closing Date and subsequent to the termination of this Agreement pursuant to
Section 6.1, SESI will keep confidential and will not disclose to any third party any information obtained by it from Sellers in connection with this Agreement except (a) that information may be disclosed by SESI to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of SESI in violation of this Agreement.

     Section 3.3 Survival of Representations, Warranties and Agreements The representations, warranties, covenants and agreements in this Agreement (or in any Exhibit hereto) or in any instrument delivered pursuant to this Agreement shall survive the Closing until September 30, 2002 (unless a claim is brought under Article 7 on or prior to such date as provided therein) and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 4.3 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

     If to SESI, to:

          1503 Engineers Road
          Belle Chasse, LA 70037
          Attention: Terence Hall
          Facsimile transmission No.:  393-9904

     If to Sellers, to:

          2305 Concord
          Belle Chasse, LA  70037
          Facsimile transmission No.: 392-1688

     Section 5.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section 6.3 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section  7.3  Governing  Law.  This Agreement shall  be
governed and construed in accordance  with  the  laws of the
State   of   Louisiana  without  regard  to  any  applicable
principles of conflicts of law.

     Section 8.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section  10.3   Counterparts.  This  Agreement  may  be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                              SUPERIOR ENERGY SERVICES, INC.


                              By:  /s/ Terence E. Hall
                                   -------------------
                                   Terence E. Hall,
                                   President


                              Sellers:

                                   /s/  Philip D. Jaudon
                                   ---------------------
                                   Phillip D. Jaudon



                                   /s/  Al J. Shiyou
                                   -----------------
                                   Al J. Shiyou